Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Caliburn International Corporation, of our report dated August 23, 2018, relating to the balance sheet of Caliburn International Corporation, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Mclean, Virginia

November 1, 2018